UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2024

RENOVARO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067
 (Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K filed by Renovaro Inc. with the Securities and Exchange Commission (the “SEC”) on October 16, 2024 (the “Original 8-K”). The Original 8-K reported the appointment of certain directors of Renovaro Inc. (the “Company”). Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(d)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-Ks. This Form 8-K/A is being filed to supplement the information contained in the Original 8-K regarding the director committee appointments of: (i) Maurice van Tilburg; (ii) James A. McNulty; (iii) Douglas W. Calder; (iv) and Mark A. Collins, PhD.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Committee Appointment of Directors

On October 23, 2024, the Board appointed (i) Maurice van Tilburg as a member of the Company’s Nominating and Governance Committee and Special Litigation Committee effective immediately, (ii) James McNulty as a member and Chair of the Company’s Audit Committee, as well as a member of the Company’s Special Litigation Committee and Compensation Committee effective immediately, (iii) Douglas Calder as a member of the Company’s Audit Committee, Nominating and Governance Committee and Compensation Committee effective immediately, and (iv) Dr. Mark Collins as a member of the Company’s Audit Committee and Special Litigation Committee effective immediately.

Each of the directors will enter into standard indemnification agreements with the Company in the same form that the Company has entered into with its other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO INC.

By:	/s/ Simon Tarsh
Name: Simon Tarsh Title: Interim Chief Financial Officer

Date: October 29, 2024